UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2016

Alarm.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive Tysons, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2016, Alarm.com Holdings, Inc. (the “Company”) announced that Steve Valenzuela would be joining the Company as its Chief Financial Officer, effective November 15, 2016. At a meeting of the Board of Directors (the “Board”) of the Company held on November 8, 2016, the Board appointed Mr. Valenzuela as the Company’s Chief Financial Officer and as the Company’s principal financial officer for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), both appointments to become effective November 15, 2016.

Mr. Valenzuela, age 59, most recently served as the Chief Financial Officer of SugarCRM, a customer relationship management software company, from January 2015 to November 2016. From October 2013 to December 2014, Mr. Valenzuela served as the Chief Financial Officer of Apigee Corporation, a software provider for the management of API’s and internet of things. Prior to this, Mr. Valenzuela was the Chief Financial Officer of Zenprise, a mobile device management software company, from April 2011 to December 2012, and then as a result of Citrix’s acquisition of Zenprise in January 2013, as the Vice President of Finance and Operations for the Mobile Platforms Group of Citrix from January 2013 to October 2013. Mr. Valenzuela holds a B.S. degree in accounting from San Jose State University and an M.B.A. from Santa Clara University.

In connection with his appointment, the Company entered into an offer letter (the “Offer Letter”) with Mr. Valenzuela. Under the Offer Letter, Mr. Valenzuela will receive an initial annual base salary of $335,000. He will be entitled to the same benefits as the other executives of the Company, except that he is also eligible to receive up to $50,000 in relocation assistance.

In lieu of participation in the Alarm.com Holdings Inc. 2016 Executive Bonus Plan and pro-rated eligibility for a fiscal 2016 bonus thereunder, he will receive a cash signing bonus of $75,000. After fiscal 2016, pursuant to the terms of the Offer Letter, Mr. Valenzuela is eligible for an annual bonus payment of up to $167,500 upon the Company’s achievement of certain goals which are generally set by the Compensation Committee, with input from the Chief Executive Officer, in the first quarter of each year for such fiscal year.

In connection with his appointment and pursuant to the terms of the Offer Letter, the Compensation Committee approved the grant to Mr. Valenzuela of an option to purchase up to 65,000 shares of the Company’s common stock, effective November 15, 2016, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on that date. Twenty percent (20%) of the shares subject to the option will vest after one year, and the remainder of the shares will vest in equal monthly installments over the next 48 months, subject to Mr. Valenzuela’s continuous service with the Company through each vesting date. In addition, pursuant to the terms of the Offer Letter, the Compensation Committee approved the grant to Mr. Valenzuela of a restricted stock unit award (the “RSU Award”) for a number of shares of the Company’s common stock equal to $1,000,000 divided by the closing price of the Company’s common stock on November 15, 2016 (rounded down to the nearest whole share). Forty percent (40%) of the shares subject to the RSU Award shall vest on each of the second and fourth anniversary of the RSU Award grant date, and the final twenty percent (20%) shall vest on the fifth anniversary of the RSU Award grant date.

In the event of a Change in Control (as defined in the Company’s 2015 Equity Incentive Plan), the unvested shares subject to the option grant and the RSU Award would fully vest upon the occurrence of certain events as more fully described in the Offer Letter.

Additionally, under the terms of the Offer Letter, within three months of Mr. Valenzuela’s first and second anniversary of employment with the Company, subject to his continuous service and subject to Compensation Committee approval at such time, Mr. Valenzuela will be awarded a restricted stock unit award for a number of shares of the Company’s common stock equal to $250,000 divided by the closing price of the Company’s common stock on the applicable restricted stock unit award grant date (rounded down to the nearest whole share).

If Mr. Valenzuela’s employment is terminated by the Company without cause, then he will be entitled to receive continuing payments of his then-current salary for a period of four months, as well as payment of the health insurance premiums for continued coverage under COBRA for a period of six months.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

The Company anticipates that Mr. Valenzuela will enter into the Company’s standard form of indemnification agreement and standard form of invention assignment and restrictive covenants agreement, which contains provisions governing the nondisclosure of confidential information of the Company, provisions requiring the assignment of certain intellectual property rights to the Company, as well as non-competition and non-solicitation restrictive covenants. Mr. Valenzuela was not appointed to serve as Chief Financial Officer or principal financial officer pursuant to any arrangements or understandings with the Company (other than the Offer Letter) or with any other person, and there are no related party transactions between Mr. Valenzuela and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On November 14, 2016, the Company issued a press release announcing the appointment of Steve Valenzuela as the Company’s Chief Financial Officer and principal financial officer. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information in this item, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Offer Letter by and between the Company and Steve Valenzuela.
99.1	Press Release dated November 14, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Dated: November 14, 2016

	By:	/s/ Stephen Trundle
Stephen Trundle
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Offer Letter by and between the Company and Steve Valenzuela.
99.1	Press Release dated November 14, 2016.

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